                                                                     EXHBIT 21.1


                  LIST OF SUBSIDIARIES AND FOREIGN AFFILIATES
                  -------------------------------------------
             AND PERCENTAGE OF CELLSTAR CORPORATION'S OWNERSHIP/1/
             -----------------------------------------------------
                           [as of February 23, 1998]


Name of Subsidiary                         Incorporation
------------------                         -------------

National Auto Center, Inc.                 Delaware

CellStar Financo, Inc.                     Delaware

CellStar Air Services, Inc.                Delaware

A&S Air Service, Inc.                      Delaware

CellStar Telecom, Inc.                     Delaware

Topp Telecom, Inc./2/                      Florida

CellStar Ireland                           Ireland

CellStar Fulfillment, Inc.                 Delaware

NAC Holdings, Inc.                         Nevada

CellStar Holding AB                        Sweden

CellStar - Intercall AB                    Sweden

CellStar West, Inc./3/                     Delaware

Florida Properties, Inc.                   Texas

CellStar, Ltd.                             Texas Limited Partnership

CellStar Fulfillment, Ltd.                 Texas Limited Partnership


------------------------

        /1/    100%, unless otherwise stated.

        /2/ 18%. Have subscribed for an additional 12% of outstanding stock.

        /3/     80% owned

                  LIST OF SUBSIDIARIES AND FOREIGN AFFILIATES
                  -------------------------------------------
              AND PERCENTAGE OF CELLSTAR CORPORATION'S OWNERSHIP
              --------------------------------------------------
                           [as of February 23, 1998]


Name of Subsidiary                          Incorporation
------------------                          -------------

CellStar International Corporation/SA       Delaware

CellStar, S.A.                              Argentina

CellStar International Telefonia
  Celular Ltda.                             Brazil

CellStar Industria da Telefonia
  da Amazonia Ltda.                         Brazil

CellStar do Brasil Ltda./4/                 Brazil

CellStar Celular Chile, S.A.                Chile

CellStar de Colombia, S.A.                  Colombia

CellStar Ecuador, S.A.                      Ecuador

CellStar (UK) Ltd.                          United Kingdom

CellStar Europe Ltd.                        United Kingdom

CellStar Celular, S.A.                      Venezuela

ACC-CellStar, Inc./5/                       Delaware

Audiomex Export Corp.                       Texas

Celular Express S.A. de C.V.                Mexico

Celular Express Management
  S.A. de C.V.                              Mexico


-------------------------

        /4/    51% owned.

        /5/    80% owned.

                  LIST OF SUBSIDIARIES AND FOREIGN AFFILIATES
                  -------------------------------------------
              AND PERCENTAGE OF CELLSTAR CORPORATION'S OWNERSHIP
              --------------------------------------------------
                           [as of February 23, 1998]


Name of Subsidiary                         Incorporation
------------------                         -------------

CellStar International Corporation/Asia    Delaware

CellStar Pacific Pte. Ltd.                 Singapore

CellStar Amtel Sdn Bhd/6/                  Malaysia

CellStar Philippines, Inc.                 Philippines

CellStar Telecommunication
  Taiwan Co Ltd.                           Taiwan

CellStar (Asia) Corporation Limited        Hong Kong

Shanghai CellStar International
  Trading Co. Ltd.                         PRC

CellStar Telecommunications
  Service (Asia) Limited/7/                Hong Kong

CellStar Singapore Pte Ltd                 Singapore

HCL-CellStar Ltd./8/                       India


------------------------

        /6/    30% directly owned and 19% beneficially owned.

        /7/    60% owned.

        /8/    50% owned.

                                       3